EXHIBIT 10.2
     DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT



                          Dated as of November 21, 1997



                       MID-AMERICA CAPITAL PARTNERS, L.P.
                                    (Trustor)


                                       TO


                              -----------------
                                    (Trustee)

                               FOR THE BENEFIT OF


                             LASALLE NATIONAL BANK,
       as Trustee under that certain Indenture dated November 21, 1997
                                (Beneficiary)



                              LOCATION OF PROPERTY:




                                    Prepared By and
                                    When Recorded, Return To:
                                    Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York 10038
                                    Attention:  Andrew J. Linder, Esq.

                                TABLE OF CONTENTS
                                                                            PAGE
PART I - GENERAL PROVISIONS
 1.   ..................................................................     4
 2.   ..................................................................     5
 3.   ..................................................................     5
 4.   ..................................................................    11
 5.   ..................................................................    12
 6.   ..................................................................    13
 7.   ..................................................................    14
 8.   ..................................................................    16
 9.   ..................................................................    17
10.   ..................................................................    19
11.   ..................................................................    19
12.   ..................................................................    19
13.   ..................................................................    19
14.   ..................................................................    19
15.   ..................................................................    19
16.   ..................................................................    20
17.   ..................................................................    20
18.   ..................................................................    20
19.   ..................................................................    21
20.   ..................................................................    24
21.   ..................................................................    26
22.   ..................................................................    28
23.   ..................................................................    29
24.   ..................................................................    29
25.   ..................................................................    29
26.   ..................................................................    29
27.   ..................................................................    29
28.   ..................................................................    30
29.   ..................................................................    31
30.   ..................................................................    31
31.   ..................................................................    31
32.   ..................................................................    31
33.   ..................................................................    32
34.   ..................................................................    32
35.   ..................................................................    32
36.   ..................................................................    32
37.   ..................................................................    33
38.   ..................................................................    33
39.   ..................................................................    33
40.   ..................................................................    33
41.   ..................................................................    35
42.   ..................................................................    36
43.   ..................................................................    36
44.   ..................................................................    38
45.   ..................................................................    38
46.   ..................................................................    38
47.   ..................................................................    38
48.   ..................................................................    39
49.   ..................................................................    39
50.   ..................................................................    39
51.   ..................................................................    39
52.   ..................................................................    39
53.   ..................................................................    40
54.   ..................................................................    40
55.   ..................................................................    41
56.   ..................................................................    41
57.   ..................................................................    41
58.   ..................................................................    41
59.   ..................................................................    41
60.   ..................................................................    41
61.   ..................................................................    41
62.   ..................................................................    41
63.   ..................................................................    41
64.   Handicapped Access................................................    42
65.   Management of Trust Property......................................    42
66.   Cash Management Agreement.........................................    43
67.   Contemporaneous Mortgages.........................................    43
68.   Release...........................................................    44
69.   Certain Rights of Beneficiary.....................................    44
70.   ..................................................................    44
71.   ..................................................................    45
72.   ..................................................................    45

PART II - ..............................................................    45
SCHEDULE A  ............................................................    49

                                  INDEX OF DEFINED TERMS




Architect....................................................................8

Bankruptcy Code..............................................................3
Beneficiary..............................................................1, 40

Code........................................................................30
Collateral..................................................................29
Contemporaneous Mortgages...................................................43
control.....................................................................24

Deed of Trust................................................................1
Depository..................................................................10

Environmental Laws..........................................................33
Equipment....................................................................2
ERISA.......................................................................36
Escrow Fund.................................................................12
Event of Default............................................................24

Guarantor...................................................................40
Guaranty....................................................................40

Hazardous Waste.............................................................34

Improvements.................................................................1
Indebtedness.................................................................1
Independent Director........................................................24

Land.........................................................................1
Leases.......................................................................3
Loan.........................................................................1
Loan Documents..............................................................40

Management Agreement........................................................42
Manager.....................................................................42

Note.....................................................................1, 40

Other Mortgaged Properties..................................................43

Permitted Encumbrances.......................................................5
person......................................................................40
Policies.....................................................................6

Rating Agencies.............................................................18
Real Property................................................................1
Rents....................................................................3, 15
Restoration..................................................................7

Secondary Market Transactions...............................................38
SPC Member..................................................................24

Taxes.......................................................................11
Transferee..................................................................18
Trust Property...........................................................1, 40
Trustee..................................................................1, 40
Trustor..................................................................1, 40

Uniform Commercial Code......................................................2

            THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "DEED OF TRUST"), made as of the 21st day of November, 1997, by MID-AMERICA CAPITAL PARTNERS, L.P., a Delaware limited partnership having an office at 1209 Orange Street, Wilmington, Delaware 19801 ("TRUSTOR"), to ________________________________________, having an address at
________________________________________ ("TRUSTEE") for the benefit of LASALLE
NATIONAL BANK, a national banking association having an office at 135 South LaSalle Street, Chicago, Illinois 60674-4107 ("BENEFICIARY"), as trustee under that certain Indenture dated November 21, 1997 (the "Indenture").


                             W I T N E S S E T H:


            To secure the payment and performance of the Obligations (as defined in the Indenture), including, without limitation, an indebtedness in the aggregate principal sum of up to One Hundred and Fifty Million Dollars ($150,000,000), lawful money of the United States of America, evidenced by and to be paid with interest in accordance with the Bridge Notes (as defined in the Indenture) and, upon issuance of the First Mortgage Bonds (as defined in the Indenture), the First Mortgage Bonds (the Bridge Notes and First Mortgage Bonds, together with all extensions, renewals or modifications thereof, being hereinafter collectively called the "NOTE", and the loan evidenced by the Note being hereinafter referred to as the "LOAN") and all indebtedness, obligations, liabilities and expenses due hereunder and any other Loan Document (as hereinafter defined) (the indebtedness, interest, other sums, fees, obligations and all other sums due under the Note and/or this Deed of Trust and/or the Indenture and/or any other Loan Document being collectively called the "INDEBTEDNESS"), Trustor hereby irrevocably grants, bargains, sells and conveys to Trustee IN TRUST, WITH POWER OF SALE, and grants unto Trustee a security interest in, the following property and rights, whether now owned or held or hereafter acquired (collectively, the "TRUST PROPERTY"):

                               GRANTING CLAUSE ONE

            All right, title and interest in and to the real property or properties described on SCHEDULE A hereto (collectively, the "LAND").

                               GRANTING CLAUSE TWO

            Any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Land or any part thereof (collectively, the "IMPROVEMENTS"; the Land and the Improvements hereinafter collectively referred to as the "REAL PROPERTY").

                              GRANTING CLAUSE THREE

            All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, oil, gas and mineral rights, air rights and development rights, zoning rights and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever in any way belonging, relating or pertaining to the Real Property or any part thereof, and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land or any part thereof to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both in law and in equity, of Trustor of, in and to the Real Property and every part and parcel thereof, with the appurtenances thereto.

                              GRANTING CLAUSE FOUR

            All machinery, equipment, fixtures and other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest (to the extent of such interest), now or hereafter located upon the Real Property, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Real Property and all building equipment, materials and supplies of any nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest (to the extent of such interest), now or hereafter located upon the Real Property, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Real Property, including but not limited to all heating, ventilating, air conditioning, plumbing, lighting, communications and elevator machinery, equipment and fixtures (hereinafter collectively called the "EQUIPMENT"), and the right, title and interest of Trustor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the State in which the Trust Property is located (the "UNIFORM COMMERCIAL CODE")) superior, inferior or PARI PASSU in lien to the lien of this Deed of Trust. In connection with Equipment which is leased to Trustor or which is subject to a lien or security interest which is superior to the lien of this Deed of Trust, this Deed of Trust shall also cover all right, title and interest of each Trustor in and to all deposits, and the benefit of all payments now or hereafter made, with respect to such Equipment.

                              GRANTING CLAUSE FIVE

            All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Real Property, or any part thereof, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Real Property.

                               GRANTING CLAUSE SIX

            All leases and subleases (including, without limitation, all guarantees thereof) and other agreements affecting the use, enjoyment and/or occupancy of the Real Property, or any part thereof, now or hereafter entered into (including any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code (the "BANKRUPTCY CODE") or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Real Property) (the "LEASES") and all income, rents, issues, profits, revenues and proceeds, including all oil and gas or other mineral royalties and bonuses from the Real Property(including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Real Property and all claims as a creditor in connection with any of the foregoing) (the "RENTS") and all proceeds from the sale, cancellation, surrender or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Indebtedness.

                              GRANTING CLAUSE SEVEN

            All proceeds of and any unearned premiums on any insurance policies covering the Real Property, or any part thereof, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Real Property, or any part thereof.

                              GRANTING CLAUSE EIGHT

            All tax refunds, including interest thereon, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Real Property.

                              GRANTING CLAUSE NINE

            The right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Real Property or any part thereof and to commence any action or proceeding to protect the interest of Beneficiary in the Real Property or any part thereof.

                               GRANTING CLAUSE TEN

            All accounts receivable, utility or other deposits, contract rights, interests, estate or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Real Property or any part thereof.


                             GRANTING CLAUSE ELEVEN

            All rights which Trustor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and disbursements) relating to the Real Property or any part thereof, including all rights of Trustor under that certain Contribution Agreement dated November 21, 1997 by and between Mid-America Apartments, L.P. and Trustor and that certain Environmental and Hazardous Substances Indemnity Agreement dated November 21, 1997 by Mid-America Apartments, L.P. in favor of Trustor.


                             GRANTING CLAUSE TWELVE

            All plans and specifications, maps, surveys, studies, reports, contracts, subcontracts, service contracts, management contracts, franchise agreements and other agreements, franchises, trade names, trademarks, symbols, service marks, approvals, consents, permits, special permits, licenses and rights, whether governmental or otherwise, respecting the use, occupation, development, construction and/or operation of the Real Property or any part thereof or the activities conducted thereon or therein, or otherwise pertaining to the Real Property or any part thereof.

            WITH RESPECT TO any portion of the Trust Property which is not real property under the laws of the State in which the Real Property is located, Trustor hereby grants, bargains, sells and conveys the same to Beneficiary for the purposes set forth hereunder and the references above to Trustee shall be deemed to be to Beneficiary with respect to such portion of the Trust Property and Beneficiary shall be vested with all rights, powers and authority granted hereunder or by law to Trustee with respect thereto.

            TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Trustee and its successors and assigns, for the benefit of Beneficiary, forever;

            PROVIDED, HOWEVER, these presents are upon the express condition, if Trustor shall well and truly pay to Beneficiary the Indebtedness at the time and in the manner provided in the Note, this Deed of Trust and the Indenture and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note, the Indenture and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.


                           PART I - GENERAL PROVISIONS

            AND Trustor represents to, covenants with and warrants to Beneficiary that:

            1. PAYMENT OF INDEBTEDNESS AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Trustor shall pay the Indebtedness at the time and in the manner provided in the Note, this Deed of Trust, the Indenture and the other Loan Documents. All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

            2. WARRANTY OF TITLE. Trustor has good and marketable title to the Trust Property; Trustor has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, lease, assign and hypothecate, and grant a security interest in, the Trust Property; Trustor possesses an indefeasible fee estate in the Real Property; and Trustor owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except those exceptions shown in the title insurance policy insuring the lien of this Deed of Trust (this Deed of Trust and the liens, encumbrances and charges shown as exceptions in such title policy, hereinafter collectively referred to as the "PERMITTED ENCUMBRANCES"). Trustor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary and Trustee against the claims of all persons whomsoever except as to the Permitted Encumbrances.

            3.    INSURANCE; CASUALTY.

                  (a) Trustor, at its sole cost and expense, shall keep the Trust Property insured during the term of this Deed of Trust for the mutual benefit of Trustor and Beneficiary against loss or damage by any peril covered by a standard "all risk of physical loss" insurance policy, including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, in an amount (i) equal to at least one hundred percent (100%) of the then "full replacement cost" of the Improvements and Equipment, without deduction for physical depreciation and (ii) such that the insurer would not deem Trustor a coinsurer under such policies. The policies of insurance carried in accordance with this Paragraph shall be paid annually in advance, shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, an "Agreed Amount Endorsement" and an "Ordinance or Law Coverage Endorsement" and shall have a deductible no greater than $25,000 unless so agreed by Beneficiary.

                  (b) Trustor, at its sole cost and expense, for the mutual benefit of Trustor and Beneficiary, shall also obtain and maintain during the term of this Deed of Trust the following policies of insurance:

                     (i) Flood insurance if any part of the Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the outstanding principal amount of the Note or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act, whichever is less.

                    (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year, together with at least $25,000,000.00 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon Trustor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Trust Property.

                   (iii) Rental loss insurance in an amount equal to at least one hundred percent of the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover the period reasonably necessary to complete the restoration of the Improvements plus an additional thirty
      (30) days after completion of such restoration. The amount of such rental loss insurance shall be increased from time to time during the term of this Deed of Trust as and when new Leases and renewal Leases are entered into in accordance with the terms of this Deed of Trust, to reflect all increased rent payable under such renewal Leases and new Leases.

                    (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements in an amount at least equal to the outstanding principal amount of the Note or $2,000,000.00 whichever is less.

                     (v) Such other insurance (including, without limitation, earthquake insurance and increases in the amounts of coverage required hereunder, taking into consideration changes in the value of money over time, changes in liability laws and changes in prudent customs and practices) as may from time to time be reasonably required by Beneficiary in order to protect its interests or, if the First Mortgage Bonds shall have been issued, required by the Rating Agencies (as hereinafter defined), such other insurance to be furnished within thirty (30) days after request by Beneficiary.

                  (c) All policies of insurance (the "POLICIES") required pursuant to this PARAGRAPH 3 (i) shall be issued by an insurer with a claims paying ability rating of AA or better by Standard & Poor's Rating Services and Aa or better by Moody's Investor's Services, Inc. and otherwise reasonably satisfactory to Beneficiary (and, if the First Mortgage Bonds shall have been issued, satisfactory to the Rating Agencies), (ii) shall contain the standard New York lender non-contribution clause naming Beneficiary as the person to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of this Deed of Trust without cost to Beneficiary, (iv) shall be delivered to Beneficiary, (v) shall comply with the requirements hereof and contain such provisions as Beneficiary deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Trustor, Beneficiary nor any other party shall be a co-insurer under such Policies and that Beneficiary shall receive at least thirty (30) days prior written notice of any modification or cancellation and (vi) shall be satisfactory in form and substance to Beneficiary (and, if the First Mortgage Bonds shall have been issued, to the Rating Agencies) and shall be approved by Beneficiary (and, if the First Mortgage Bonds shall have been issued, by the Rating Agencies) as to amounts, form, risk coverage, deductibles, loss payees and insureds. Trustor shall pay the premiums for such Policies as the same become due and payable and shall furnish to Beneficiary evidence of the renewal of each of the Policies with receipts for the payment of the premiums or other evidence of such payment reasonably satisfactory to Beneficiary not later than thirty (30) days prior to the expiration date of each of the Policies (provided, however, that Trustor is not required to furnish such evidence of payment to Beneficiary in the event that such premiums have been paid by or on behalf of Beneficiary pursuant to PARAGRAPH 5 hereof). If Trustor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any Policy, Beneficiary may procure, but shall not be obligated to procure, such insurance and pay the premiums therefor, and Trustor agrees to reimburse Beneficiary for the cost of such insurance promptly on demand. Beneficiary may, at its option and at the cost and expense of Trustor, engage an insurance consultant to monitor the Policies and the payment of the premiums therefor and review and approve the policies delivered by Trustor hereunder and the forms and amounts of coverage required hereunder. The fees and costs of such consultant shall be paid by Trustor when due.

                  (d) If the Improvements shall be damaged or destroyed, in whole or in part, by fire or other casualty, Trustor shall give prompt notice thereof to Beneficiary and prior to the making of any repairs thereto and Beneficiary may appoint a servicer to act on its behalf in connection with such casualty in accordance with the Indenture. Following the occurrence of fire or other casualty, Trustor shall, regardless of whether insurance proceeds are payable under the Policies, but provided that any proceeds paid under the policy described in SECTION 3(A) hereof shall be made available to Trustor by Beneficiary hereunder, promptly proceed with the repair, alteration, restoration, replacement or rebuilding of the Improvements as near as possible to their value, utility, condition and character prior to such damage or destruction. Such repairs, alterations, restoration, replacement and rebuilding are herein collectively referred to as the "RESTORATION". If the Restoration involves structural work or the estimated cost to complete the Restoration exceeds $500,000, the Restoration shall be performed in accordance with the following provisions:

                     (i) Trustor shall procure and pay for, and shall furnish to Beneficiary true copies of, all required governmental permits, certificates and approvals with respect to the Restoration.

                    (ii) Trustor shall furnish Beneficiary, within thirty (30) days of the casualty, evidence reasonably satisfactory to Beneficiary of the cost to complete the Restoration.

                   (iii) The Restoration shall be conducted under the supervision of an architect (the "ARCHITECT") selected by Trustor and approved by Beneficiary (which approval shall not be unreasonably withheld), and no such Restoration shall be made except in accordance with detailed plans and specifications, detailed cost estimates and detailed work schedules approved by Beneficiary (which approval shall not be unreasonably withheld).

                    (iv) At the request of Beneficiary, Trustor, before commencing any work, shall cause to be furnished to Beneficiary a surety bond or bonds, in form and substance reasonably satisfactory to Beneficiary, naming Trustor and Beneficiary as co-obligees, in an amount that is not less than the estimated cost of the Restoration, issued by a surety company or companies reasonably satisfactory to Beneficiary.

                     (v) The Restoration shall be prosecuted to completion with all due diligence and in an expeditious and first class workmanlike manner and in compliance with all laws and other governmental requirements, all permits, certificates and approvals, all requirements or fire underwriters and all insurance policies then in force with respect to the Real Property.

                    (vi) At all times when any work is in progress, Trustor shall maintain all insurance then required by law or customary with respect to such work, and, prior to the commencement of any work, shall furnish to Beneficiary duplicate originals or certificates of the policies therefor.

                   (vii) Upon completion of the Restoration, Trustor shall obtain (A) any occupancy permit which may be required for the Improvements and (B) all other governmental permits, certificates and approvals and all permits, certificates and approvals of fire underwriters which are required for or with respect to the Restoration, and shall furnish true copies thereof to Beneficiary.

                  (viii) An Event of Default shall be deemed to have occurred under this Deed of Trust if Trustor, after having commenced demolition or construction of any Improvements, shall abandon such demolition or the construction work or shall fail to complete such demolition and construction within a reasonable time after the commencement thereof, as such time may be reasonably extended for any act of God, act of war, labor and/or material shortages, work stoppages or any other cause not in the control of Trustor.

                  (e) Trustor and Beneficiary shall jointly adjust and settle all insurance claims, PROVIDED, HOWEVER, that (i) Trustor may adjust and settle any claim not exceeding $500,000 without the consent of Beneficiary in accordance with sound business practices and (ii) Beneficiary shall have the right to adjust and settle such claims without the prior consent of Trustor (x) if an Event of Default shall have occurred and be continuing or (y) if such claim shall be for an amount not exceeding the Indebtedness and Beneficiary shall not be obligated to allow the proceeds of such claim to be used for restoration hereunder.. In the event of any insured loss of not more than $500,000, the payment for such loss shall be made directly to Trustor. In the event of any insured loss in excess of $500,000, the payment for such loss shall be made directly to Beneficiary and Beneficiary shall have the option in its sole discretion to apply any insurance proceeds payable under any of the Policies to the payment of the Indebtedness or to allow all or a portion of such proceeds to be used for the Restoration, PROVIDED that if (i) not more than twenty percent (20%) of the net rentable area of the Improvements located on or comprising a part of the property described on EXHIBIT A is directly affected by such damage, destruction or loss and the amount of the loss does not exceed twenty (20%) percent of the value of the improvements, (ii) no Event of Default shall exist, (iii) the insurer does not deny liability to any named insured,
(iv) rental loss insurance is available and in force and effect to offset in full any abatement of rent to which any tenant may be entitled as a result of such damage, destruction or loss, (v) the remaining Improvements continue at all times to comply with all applicable building, zoning and other land use laws and regulations, and (vi) in Beneficiary's reasonable judgment, the Restoration is practicable, shall result in an economic unit not less valuable than before the damage, destruction or loss and can be completed within one (1) year after the damage, destruction or loss and at least six (6) months prior to the Maturity Date (as such term is defined in the Note). Any application of insurance proceeds to the Indebtedness shall be to the unpaid installments of principal due under the Note in the inverse order of their maturity, such that the regular payments under the Note shall not be reduced or altered in any manner, and shall be without prepayment fee or premium, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to a prepayment premium computed in accordance with the Note. In the event the above criteria are satisfied or Beneficiary otherwise elects to allow the use of such proceeds for the Restoration, such proceeds shall be disbursed in accordance with the following provisions:

                     (i) Each request for an advance of insurance proceeds shall be made on seven (7) days' prior notice to Beneficiary and shall be accompanied by a certificate of the Architect, if one be required under PARAGRAPH 3(D)(III) above, otherwise by an executive officer or managing general partner or managing member of Trustor, stating (A) that all work completed to date has been performed in compliance with the approved plans and specifications and in accordance with all provisions of law, (B) the sum requested is properly required to reimburse Trustor for payments by Trustor to, or is properly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums, if any, previously disbursed by Beneficiary, does not exceed the value of the work done to the date of such certificate and (C) that the amount of such proceeds remaining in the hands of Beneficiary will be sufficient on completion of the work to pay the same in full (giving, in such reasonable detail as Beneficiary may require, an estimate of the cost of such completion).

                    (ii) Each request for an advance of insurance proceeds shall, to the extent permitted under applicable law, be accompanied by waivers of liens satisfactory to Beneficiary covering that part of the Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Beneficiary, that there has not been filed with respect to the Real Property any mechanic's lien or other lien or instrument and that there exist no encumbrances on or affecting the Real Property other than the Permitted Encumbrances or otherwise approved by Beneficiary.

                   (iii) No advance of insurance proceeds shall be made during the existence of a default on the part of Trustor under this Deed of Trust, the Note or any other Loan Document.

                    (iv) If the cost of the Restoration (as reasonably estimated by Beneficiary) at any time shall exceed the amount of the insurance proceeds available therefor, insurance proceeds shall not be advanced until Trustor, before commencing the Restoration or continuing the Restoration, as the case may be, shall deposit the full amount of the deficiency (or other assurances reasonably satisfactory to Beneficiary) with Beneficiary and the amount so deposited shall first be applied toward the cost of the Restoration before any portion of the insurance proceeds is disbursed for such purpose.

                     (v) Prior to the completion of the Restoration, not more than ninety percent (90%) of the value of the work performed from time to time shall be advanced to pay for such work.

            Upon completion of the Restoration and payment in full therefor, or upon failure on the part of Trustor promptly to commence or diligently to continue the Restoration, or at any time upon request by Trustor, Beneficiary may apply the amount of any such proceeds then or thereafter in the hands of Beneficiary to the payment of the Indebtedness; PROVIDED, HOWEVER, that nothing herein contained shall prevent Beneficiary from applying at any time the whole or any part of such proceeds to the curing of any default that has not been cured within the applicable cure period under this Deed of Trust, the Note or any other Loan Document.

                  (f) Insurance proceeds and any additional funds deposited by Trustor with Beneficiary shall constitute additional security for the Indebtedness. Trustor shall execute, deliver, file and/or record, at its expense, such documents and instruments as Beneficiary deems necessary or advisable to grant to Beneficiary a perfected, first priority security interest in the insurance proceeds and such additional funds. If Beneficiary elects to have the insurance proceeds applied to Restoration, the insurance proceeds shall be, at Beneficiary's election, disbursed in installments by Beneficiary or by a disbursing agent ("DEPOSITORY") selected by Beneficiary and whose fees and expenses shall be paid by Trustor in the manner provided in PARAGRAPH 3(E) above. Any and all out-of-pocket expenses incurred by Beneficiary in the adjustment, collection and disbursement of insurance proceeds shall be added to the Indebtedness and secured hereby and shall be reimbursed by Trustor upon demand.

            4.    PAYMENT OF TAXES, LIENS, ETC.

                  (a) Trustor shall pay (unless and to the extent paid by or on behalf of Beneficiary in accordance with SECTION 5 hereof) all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the "TAXES") and all ground rents, maintenance charges, other governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Property, prior to any delinquency with respect thereto. Trustor will deliver to Beneficiary, promptly upon Beneficiary's request, evidence satisfactory to Beneficiary that the Taxes and said charges, fees and impositions have been so paid and are not then delinquent. Trustor shall not suffer or permit any lien or charge (including, without limitation, any mechanic's lien) against all or any part of the Trust Property and Trustor shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property. Trustor shall promptly pay for all utility services provided to the Trust Property. Beneficiary may, at its option, retain the services of a firm to monitor the payment of Taxes, the cost of which shall be borne by Trustor.

                  (b) Notwithstanding the provisions of subsection (a) of this PARAGRAPH 4, Trustor shall have the right to contest in good faith the amount or validity of any such Taxes, lien or charge (including, without limitation, tax liens and mechanics' liens) referred to in subsection (a) above by appropriate legal proceedings and in accordance with all applicable law, after notice to, but without cost or expense to, Beneficiary, provided that (i) no Event of Default shall exist under the Note, this Deed of Trust or any other Loan Document which shall not have been cured, (ii) Trustor pays such Taxes, lien or charge as same become due and payable, unless Trustor delivers evidence satisfactory to Beneficiary that, as a result of Trustor's contest, Trustor's obligation to pay such Taxes, lien or charge has been deferred by the appropriate governmental authority, in which event, Trustor may defer such payment of such Taxes, lien or charge until the date specified by such governmental authority, (iii) such contest shall be promptly and diligently prosecuted by and at the expense of Trustor, (iv) Beneficiary shall not thereby suffer any civil penalty, or be subjected to any criminal penalties or sanctions, (v) such contest shall be discontinued and, to the extent not previously paid, such Tax, lien or charge promptly paid if at any time all or any part of the Trust Property shall be in imminent danger of being foreclosed, sold, forfeited, or otherwise lost or if the lien of this Deed of Trust or the priority thereof shall be in imminent danger of being impaired, (vi) Trustor shall have set aside adequate reserves (in Beneficiary's reasonable judgment) for the payment of such Taxes, lien or charge, to the extent not previously paid, together with all interest and penalties thereon and (vii) Trustor shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Beneficiary, to insure the payment of any such Taxes, lien or charge, together with all interest and penalties thereon.

            5. ESCROW FUNDS FOR TAXES, INSURANCE AND REPLACEMENTS.

            (a) During any Cash Management Period (as defined in the Indenture), Trustor shall, at the request of Beneficiary, pay to Beneficiary on the first day of each calendar month after such request an amount equal to (a) one-twelfth of an amount which would be sufficient to pay, at least thirty (30) days prior to the date the Taxes are due without the payment of any penalties or interest, the Taxes estimated by Beneficiary to be payable, during the next ensuing twelve
(12) months and (b) one-twelfth of an amount which would be sufficient to pay, at least thirty (30) days prior to their due date for the renewal of the coverage afforded by the Policies upon the expiration thereof, the insurance premiums for the Policies estimated by Beneficiary to be payable on such due date (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE ESCROW FUND"). Trustor hereby pledges to Beneficiary any and all monies now or hereafter deposited as the Tax and Insurance Escrow Fund as additional security for the payment of the Indebtedness. Beneficiary will apply the Tax and Insurance Escrow Fund to payments of Taxes and insurance premiums required to be made by Trustor pursuant to the terms hereof; PROVIDED, HOWEVER, if there is an Event of Default which is continuing, then Beneficiary may credit such Tax and Insurance Escrow Fund against the Indebtedness in such priority and proportions as Beneficiary in its discretion shall deem proper. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and insurance premiums for the Policies pursuant to the terms hereof, Beneficiary shall, in its discretion, return any excess to Trustor without interest or, if future Tax and Insurance Escrow Fund payments are then required, credit such excess against such future payments; PROVIDED, HOWEVER, if there is an Event of Default which is continuing, then Beneficiary may credit such excess against the Indebtedness in such priority and proportions as Beneficiary in its discretion shall deem proper. If the Tax and Insurance Escrow Fund is not sufficient to fully pay for the Taxes and/or the insurance premiums when due, Trustor shall promptly pay to Beneficiary, upon demand, an amount which Beneficiary shall estimate as sufficient to make up the deficiency. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Trustor.

                  (b) During any Cash Management Period (as defined in the Indenture), Trustor shall pay to Beneficiary on the first day of each calendar month the amount required to be paid under the Cash Collateral Agreement (as defined in the Indenture), which shall be deposited with and held by Beneficiary for repairs and replacements to the Improvements and Equipment which would normally be treated as a capital improvement under generally accepted accounting principles (collectively, the "REPLACEMENTS") and for any other work approved by Beneficiary (the "REPLACEMENT ESCROW Fund"). Beneficiary may in its reasonable discretion reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time and in its discretion, and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund by thirty (30) days notice to Trustor. Beneficiary shall make disbursements from the Replacement Escrow Fund as requested by Trustor and approved by Beneficiary in its sole discretion no more frequently than once in any thirty (30) day period upon delivery by Trustor of (i) a written request for payment specifying the Replacements for which payment is sought and (ii) a certificate from Trustor (A) that the items to be funded by the requested disbursement are Replacements, (B) that all Replacements to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any governmental authority required in connection with the Replacements, and (C) that each person that supplied materials or labor in connection with the Replacements to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by a list of such persons and lien waivers or other evidence reasonably satisfactory to Beneficiary that such persons have been or will be, upon such disbursement, paid in full. Beneficiary may require an inspection of the Trust Property at Trustor's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $50,000.00 for which reimbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Beneficiary's name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this PARAGRAPH 6(B). Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Indebtedness. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

            (c) Trustor hereby pledges to Beneficiary and grants to Beneficiary a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund and the Replacement Escrow Fund as additional security for the payment of the Indebtedness. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then present in the Tax and Insurance Escrow Fund and/or the Replacement Escrow Fund to the payment of the Indebtedness in any order in its sole discretion.

            6. CONDEMNATION. Trustor shall promptly give Beneficiary and Trustee notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and Beneficiary may appoint a servicer to act on its behalf in connection with such proceeding in accordance with the Indenture. Trustor shall deliver to Beneficiary and Trustee copies of any and all papers served in connection with such proceedings. Following the occurrence of a condemnation, Trustor, regardless of whether an award is available, shall promptly proceed to restore, repair, replace or rebuild the Improvements to the extent practicable to be an economic unit adequately securing the indebtedness of substantially the same character, condition and utility as prior to such condemnation, such Restoration to be effected in accordance with applicable law and the requirements of SECTION 3(D) hereof. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Trustor shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note, in this Deed of Trust and the other Loan Documents and the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Beneficiary to the discharge of the Indebtedness. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Trustor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Trustor, to be paid directly to Beneficiary and, in furtherance thereof, Beneficiary is hereby irrevocably appointed as Trustor's attorney-in-fact, coupled with an interest, to collect, receive and retain any award or payment. Beneficiary may apply any such award or payment (for purposes of this PARAGRAPH 6, the award or payment that may be made in any condemnation or eminent domain proceeding shall mean the entire award allocated to Trustor in any capacity) to the discharge of the Indebtedness whether or not then due and payable (such application to be without prepayment fee or premium, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to a prepayment premium computed in accordance with the Note). If the Trust Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such award or payment, Beneficiary shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Indebtedness. Notwithstanding the foregoing, provided (i) the cost of Restoration does not exceed twenty percent (20%) of the value of the improvements], (ii) no Event of Default shall exist, (iii) the remaining Improvements shall comply with all applicable building, zoning and other land use laws and regulations, and (iv) in Beneficiary's judgment, the Restoration can be completed within one (1) year after such taking and six (6) months prior to the Maturity Date, then such award shall be made available for Restoration and disbursed in the manner provided in SECTION 3(E) hereof for the disbursement of insurance proceeds.

            7.    LEASES AND RENTS.

                  (a) Trustor does hereby absolutely and unconditionally assign to Beneficiary its right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Beneficiary. Trustor agrees to execute and deliver to Beneficiary such additional instrument in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this PARAGRAPH 7, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents. Trustor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Indebtedness, in trust for the benefit of Beneficiary for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Trustor herein shall be automatically revoked and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Trust Property. Beneficiary is hereby granted and assigned by Trustor the right, at its option, upon the revocation of the license granted herein to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Indebtedness in such priority and proportion as Beneficiary in its discretion shall deem proper. It is further the intent of Trustor and Beneficiary that the Rents hereby absolutely assigned are no longer, during the term of this Deed of Trust, property of Trustor or property of any estate of Trustor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Trustor. The term "Rents" as used herein shall mean the gross rents without deduction or offsets of any kind.

                  (b) Trustor shall not, without the prior consent of Beneficiary, lease all or any part of the Real Property except that Trustor may, in the ordinary course of its business and in accordance with sound business practice, enter into leases of individual apartments in the Improvements provided that such leases are (i) for market rents, (ii) for a term of not substantially more than three (3) years, (iii) substantially in the form of the standard form of lease approved by Beneficiary or another form not materially less favorable to the lessor thereunder or to Beneficiary. Upon request, Trustor shall promptly furnish Beneficiary with executed copies of all Leases.

                  (c) Trustor shall not, without the prior consent of Beneficiary (i) cancel, terminate, abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, (ii) consent to any assignment of or subletting under any Lease not in accordance with its terms, (iii) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof, (iv) accept prepayments of installments of Rents for a period of more than one (1) month in advance or (v) further assign the whole or any part of the Leases or the Rents, PROVIDED, HOWEVER, that Trustor may, in the ordinary course of its business, without the prior consent of Beneficiary, and in accordance with sound business practice, (A) terminate any Lease upon a default thereunder,
(B) amend any Lease provided such amendment does not materially increase the obligations of Trustor, as landlord, or violate any of the requirements of PARAGRAPH 7(B) above, (C) consent to any assignment or subletting of any Lease or (D) accept prepayments of installments of Rents for a period of up to three
(3) months in advance provided that (i) a Cash Management Period (as defined in the Indenture) does not exist and (ii) the aggregate amount of such prepaid Rents shall not exceed five percent (5%) of the aggregate annual Rents.

                  (d) With respect to each Lease, Trustor shall (i) fulfill or perform each and every material provision thereof on the lessor's part to be fulfilled or performed in all material respects in accordance with sound business practices, (ii) if requested by Beneficiary following and during the continuance of an Event of Default, promptly send copies to Beneficiary of all notices of default which Trustor shall send or receive thereunder and (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the lessee's part to be performed in accordance with sound business practices. Upon the occurrence of any Event of Default under this Deed of Trust, Trustor shall pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Trust Property or part of the Trust Property as may be occupied by Trustor or any one Trustor and upon default in any such payment Trustor shall vacate and surrender possession of the Trust Property to Beneficiary or to such receiver and, in default thereof, Trustor may be evicted by summary proceedings or otherwise.

                  (e) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Trustor and, if cash, shall be deposited by Trustor at such commercial or savings bank or banks as may be reasonably satisfactory to Beneficiary. Any bond or other instrument which Trustor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Beneficiary, shall, if permitted pursuant to any legal requirements, name Beneficiary as payee or beneficiary thereunder (or at Beneficiary's option, be fully assignable to Beneficiary) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary. Trustor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Trustor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Trustor shall, upon Beneficiary's request, if permitted by any applicable legal requirements, turn over to Beneficiary the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Trust Property, to be held by Beneficiary subject to the terms of the Leases.

            8. MAINTENANCE AND USE OF TRUST PROPERTY. Trustor shall, at its sole cost and expense, keep and maintain the Trust Property, including, without limitation, parking lots and recreational and landscaped portions thereof, if any, in good order and condition. The Improvements and the Equipment shall not be diminished, removed, demolished or materially altered (except for normal replacement of Equipment) and Trustor shall not erect any new buildings, structures or building additions on the Trust Property without the prior consent of Beneficiary, which consent shall not be unreasonably withheld. Trustor shall promptly comply in all material respects with all laws, orders and ordinances affecting the Trust Property, or the use thereof, PROVIDED, HOWEVER, that nothing in the foregoing clause shall require Trustor to comply with any such law, order or ordinance (and failure to so comply shall not be a default hereunder) so long as Trustor shall in good faith, after notice to, but without cost or expense to, Beneficiary, contest the validity of such law, order or ordinance by appropriate legal proceedings and in accordance with all applicable law, which proceedings must operate to prevent (a) the enforcement thereof, (b) the payment of any fine, charge or penalty, (c) the sale or forfeiture of the Trust Property or any part thereof, (d) the lien of this Deed of Trust and the priority thereof from being impaired, (e) the imposition of criminal liability on Beneficiary and (f) the imposition, unless stayed, of civil liability on Beneficiary; provided that during such contest Trustor shall, at the option of Beneficiary, provide cash, bonds or other security satisfactory to Beneficiary, indemnifying and protecting Beneficiary against any liability, loss or injury by reason of such non-compliance or contest, and provided further, that such contest shall be promptly and diligently prosecuted by and at the expense of Trustor. Trustor shall promptly, at its sole cost and expense, repair, replace or rebuild any part of the Trust Property which may be destroyed by any casualty, or become damaged, worn or dilapidated. Trustor shall not commit any waste at the Trust Property. Trustor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Trust Property is or shall become a nonconforming use, Trustor will not cause or permit such nonconforming use to be discontinued or abandoned without the express consent of Beneficiary. Trustor covenants and agrees that it shall operate the Trust Property at all times as a multifamily dwelling.

            9. TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY.

                  (a) Trustor acknowledges that (i) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Indebtedness, Beneficiary can recover the Indebtedness by a sale of the Trust Property and (ii) ownership of the Trust Property by Trustor is a material factor in maintaining the value of the Trust Property as security for repayment of the Indebtedness. Trustor shall not, without the prior consent of Beneficiary, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or permit the Trust Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

                  (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this PARAGRAPH 9 shall be deemed to include (i) an installment sales agreement wherein Trustor agrees to sell the Trust Property or any part thereof for a price to be paid in installments, (ii) an agreement by Trustor leasing all or a substantial part of the Trust Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Trustor's right, title and interest in and to any Leases or any Rents, (iii) if Trustor, Guarantor (as hereinafter defined), or any general partner or managing member of Trustor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (iv) if Trustor, any Guarantor or any general partner or managing member of Trustor or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member.

                  (c) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Trustor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property.

                  (d) Beneficiary's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property made in contravention of this paragraph shall be null and void and of no force and effect.

                  (e) Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, attorneys' fees and disbursements, based on actual time and expenses incurred at normal hourly rates, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

                  (f) Beneficiary's consent to the sale or transfer of the Trust Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

                     (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                    (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Beneficiary;

                   (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Trust Property, and Beneficiary shall be provided with reasonable evidence thereof (and Beneficiary reserves the right to approve the Transferee without approving the substitution of the property manager);

                    (iv) to the extent applicable, Beneficiary shall have received in writing evidence from the Rating Agencies to the effect that such transfer will not result in a qualification, reduction or withdrawal of any rating then assigned or to be assigned to the First Mortgage Bonds or in a Secondary Market Transaction together with such legal opinions as may be requested by the Rating Agencies. The term "RATING AGENCIES" as used herein shall mean each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency who shall then be rating the First Mortgage Bonds or the certificates or securities issued in connection with the First Mortgage Bonds or the Secondary Market Transaction; and

                     (v) the Transferee shall have executed and delivered to Beneficiary an assumption agreement in form and substance acceptable to Beneficiary, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Deed of Trust and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Beneficiary.

            10. ESTOPPEL CERTIFICATES. Trustor, within ten (10) business days after request by Beneficiary, shall furnish Beneficiary from time to time with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest in the Note, (iv) the date through which all installments of interest, commitment fees and/or principal have been paid, (v) any offsets or defenses to the payment of the Indebtedness, if any, (vi) that the Note and this Deed of Trust have not been modified or if modified, giving particulars of such modification and (vii) such other information as shall be requested by Beneficiary.

            11. NO COOPERATIVE OR CONDOMINIUM. Trustor shall not operate the Trust Property, or permit the Trust Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Trust Property or any part thereof, as tenant stockholders or otherwise.

            12. CHANGES IN THE LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Indebtedness or any portion thereof from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the principal amount of the Note or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Trustor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by notice of not less than thirty (30) days, to declare the Indebtedness immediately due and payable.

            13. NO CREDITS ON ACCOUNT OF THE INDEBTEDNESS. Trustor will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Taxes assessed against the Trust Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Trust Property, or any part thereof, by reason of this Deed of Trust or the Indebtedness. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than thirty (30) days, to declare the Indebtedness immediately due and payable.

            14. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Trustor will pay for the same, with interest and penalties thereon, if any.

            15. RIGHT OF ENTRY. Beneficiary and its agents shall have the right to enter and inspect the Trust Property at any time during reasonable business hours upon twenty-four (24) hour notice to Trustor, except in the case of an emergency, in which event Beneficiary and its agents may enter and inspect the Trust Property at any time.

            16. BOOKS AND RECORDS. Trustor will maintain full, accurate and complete books of accounts and other records reflecting the results of the operations of the Trust Property as well as its other operations and will furnish, or cause to be furnished, to Beneficiary from time to time such information and reports about the financial condition of Trustor and the Trust Property as shall be required under the Indenture. In the event of a Secondary Market Transaction, Trustor shall furnish from time to time such information relating to Trustor and the Trust Property as shall be requested by the Rating Agencies.

            17. PERFORMANCE OF OTHER AGREEMENTS. Trustor shall observe and perform in all material respects each and every term to be observed or performed by such Trustor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Trust Property.

            18. REPRESENTATIONS AND COVENANTS CONCERNING LOAN AND TRUST PROPERTY. Trustor represents, warrants and covenants as follows:

                  (a) The Note, this Deed of Trust and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Deed of Trust and the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

                  (b) The Trust Property is in compliance in all material respects with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Real Property. All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy of the Real Property, have been obtained and are in full force and effect.

                  (c) All of the Improvements lie wholly within the boundaries and building restriction lines of the Real Property, and no improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the Real Property except those which are insured against by title insurance. All of the Improvements comply with all requirements of applicable zoning and subdivision laws and ordinances in all material respects.

                  (d) The Real Property is not subject to any Leases other than
(i) the leases described in the rent roll delivered to Beneficiary in connection with this Deed of Trust (such rent roll, together with any past due listings, prepaid registers or other reports relating to the Existing Leases, being the "RENT ROLL") and (ii) leases entered into after the date of such Rent Roll in compliance with the requirements of PARAGRAPH 7(C) hereof (the "EXISTING LEASES"). No person has any possessory interest in the Real Property or right to occupy the same except under and pursuant to the provisions of the Existing Leases. Except as set forth in the Rent Roll, the Existing Leases are in full force and effect and the rents due thereunder have been paid through the current month. All Existing Leases having a term in excess of three (3) years, if any, are subordinate to the Deed of Trust.

                  (e) The Real Property is free of material damage and is in good repair except for the repairs set forth in and required to be made under the Required Repairs Agreement of even date herewith, and there is no proceeding pending for the total or partial condemnation of, or affecting, the Real Property.

                  (f) There has not been and shall never be committed by Trustor or, to the knowledge of Trustor, any other person in occupancy of or involved with the operation or use of the Real Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Real Property or any part thereof or any monies paid in performance of Trustor's obligations under any of the Loan Documents. Trustor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

                  (g) The financial statements heretofore furnished to Beneficiary are, as of the dates specified therein, complete and correct in all material respects and fairly present the financial condition of the Trustor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Trustor does not have any contingent liabilities, liabilities for taxes or unrealized or anticipated losses that are known to Trustor and reasonably likely to have a materially adverse effect on the Trust Property or the operation thereof except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Trustor from that set forth in said financial statements.

                  (h) The Trust Property has rights of access to public ways and water, sewer, sanitary sewer and storm drain facilities adequate for its current uses. All utilities serving the Trust Property are located in a public right-of-way abutting the Trust Property or easements benefitting the Trust Property and serve the Trust Property without passing over any other property. All roads serving the Trust Property have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Trust Property.

            19. SINGLE PURPOSE ENTITY/SEPARATENESS. Trustor represents, warrants and covenants as follows:

                  (a) Trustor does not own and will not own any encumbered asset or property other than (i) the Trust Property and the Other Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Trust Property and the Other Mortgaged Property.

                  (b) Trustor will not engage in any business other than the ownership, management and operation of the Trust Property and the Other Mortgaged Property (as hereinafter defined) and Trustor will conduct and operate its business as presently conducted and operated. Trustor shall not pledge its assets for the benefit of any other person or entity except as permitted under the Indenture.

                  (c) Trustor will not enter into any contract or agreement with any affiliate of Trustor, any constituent party of Trustor, any Guarantor or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair, commercially reasonable and not less favorable to it than those that would be available on an arms-length basis with third parties other than any such party. Trustor will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate.

                  (d) Trustor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is not outstanding for more than sixty (60) days (or such longer period as any such debt shall be contested by Trustor in good faith) and (iii) debt incurred in the financing of equipment and other personal property used on the Trust Property (collectively, the "PERMITTED INDEBTEDNESS"). Except as permitted under the Indenture, no indebtedness other than the Indebtedness may be secured (subordinate or PARI PASSU) by all or any portion of the Trust Property, except that debt incurred in the financing of equipment and other personal property used on the Trust Property in an amount not to exceed $10,000 in any one (1) year may be secured by purchase money security interests on such equipment or personal property.

                  (e) Trustor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates or any constituent party and shall not hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities).

                  (f) Trustor is and will remain solvent and Trustor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Trustor has done or caused to be done and will do all things necessary to observe corporate formalities and preserve its existence, and Trustor will not, nor will Trustor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Trustor or such constituent party or Guarantor in a manner which would adversely affect the Trustor's existence as a single purpose entity except as permitted or contemplated under the Indenture unless otherwise approved by the Rating Agencies.

                  (h) Trustor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Trustor will file its own tax returns. Trustor shall maintain its books, records, resolutions and agreements as official records.

                  (i) Trustor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Trustor, any constituent party of Trustor, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate telephone numbers, stationery, invoices and checks.

                  (j) Trustor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Trustor nor any constituent party will seek the dissolution, winding up, sale of assets, liquidation, consolidation or merger, in whole or in part, of Trustor except as permitted under the Indenture.

                  (l) Trustor will not commingle the funds and other assets of Trustor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

                  (m) Trustor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

                  (n) Trustor does not and will not hold itself out to be responsible for the debts or obligations of any other person or entity and does not and will not guarantee the debts or obligations of any other person or entity.

                  (o) Trustor shall not hold out its credit as being available to satisfy the obligations of any other person or entity.

                  (p) Trustor shall maintain a sufficient number of employees in light of its contemplated business operations and shall pay the salaries of its own employees from its own funds.

                  (q) If Trustor is a limited partnership or a limited liability company, each general partner or managing member (each such general partner or managing member being an "SPC MEMBER") shall be a corporation whose sole asset is its interest in Trustor, and each such SPC Member will at all times comply, and shall cause Trustor to comply, with each of the representations, warranties, and covenants contained in this PARAGRAPH 19 as if such representation, warranty or covenant was made directly by such SPC Member.

                  (r) Trustor shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT Director") of each SPC Member of Trustor reasonably satisfactory to Beneficiary who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer or employee of, Trustor or any of its shareholders, subsidiaries or affiliates,
(ii) a customer of, or supplier to, Trustor or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling any such shareholder, supplier or customer or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of Trustor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (s) Trustor shall not cause or permit the board of directors of the each SPC Member of Trustor to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of each SPC Member of Trustor unless at the time of such action there shall be at least one member who is an Independent Director.

            20. EVENTS OF DEFAULT; REMEDIES. Each of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) if any interest, principal or any other payment or charge due under this Deed of Trust (including payments due under PARAGRAPH 5 hereof), the Note, or any other Loan Documents is not paid when due;

                  (b) if any Taxes payable directly to the billing authority by Trustor are not paid before interest becomes payable on the amount due or a penalty is assessed or Trustor shall fail to pay and discharge any other lien on the Trust Property in accordance with PARAGRAPH 4 (provided that the foregoing provisions of this clause (b) shall be subject to the right to contest granted to Trustor in PARAGRAPH 4(B) of this Deed of Trust, but only for so long as the conditions in PARAGRAPH 4(B) of this Deed of Trust remain satisfied);

                  (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Beneficiary within ten (10) business days after request by Beneficiary;

                  (d)   if any  of the  provisions  of  PARAGRAPHS  7, 9 or 19
                                                        ----------  -  -    --
herein are violated or not complied with;

                  (e) if any of the provisions of PARAGRAPHS 40 or 41 herein are violated or not complied with and such default shall not have been cured within thirty (30) days after notice from Beneficiary or any of the events described in PARAGRAPH 42 shall occur;

                  (f) if at any time any representation or warranty of Trustor or any Guarantor made herein or in any guaranty, agreement, certificate, report, affidavit, owner's affidavit, financial statement or other instrument furnished to Beneficiary shall be false or misleading in any material respect;

                  (g) if any Guaranty (as hereinafter defined) is terminated or any event or condition occurs which, in the sole judgment of Beneficiary, may impair the ability of any Guarantor to perform its obligations under any Guaranty or any Guarantor attempts to withdraw, cancel or disclaim any Guaranty;

                  (h) if a default by Trustor under any of the other terms, covenants or conditions of the Note, this Deed of Trust or any other Loan Document shall occur and such default shall not have been cured within thirty
(30) days after notice from Beneficiary, provided that if such default is not susceptible of being cured within such thirty (30) day period and Trustor shall have commenced the cure of such default within such thirty (30) day period and thereafter diligently pursues such cure to completion, then such thirty (30) day period shall be extended for a period of one hundred and twenty (120) days from the occurrence of the default, provided, further, that the notice and grace period set forth in this subparagraph (j) shall not apply to any other Event of Default expressly set forth in this PARAGRAPH 20 or to any other Event of Default defined as such in any other Loan Document or to any other covenant or condition with respect to which a grace period is expressly provided elsewhere;

                  (i) if any of the provisions of PARAGRAPHS 43(D) and/or PARAGRAPH 43(F) are violated or not complied with, and/or if any representation or warranty in PARAGRAPH 43(B) and/or 43(C) shall prove false or misleading in any material respect and/or if any of the events described in PARAGRAPH 43(E) shall occur; or

                  (j) if an Event of Default shall occur under any of the Contemporaneous Mortgages (as hereinafter defined).

            Upon the occurrence of any Event of Default, the Indebtedness shall immediately become due at the option of Beneficiary and Beneficiary shall have the right to exercise any and all rights and remedies available under the Note, this Deed of Trust, the Indenture, the other Loan Documents or otherwise at law and in equity.

            Upon the occurrence of any Event of Default, Beneficiary may, to the extent permitted under applicable law, elect to treat the fixtures included in the Trust Property either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Trust Property made under the powers of sale herein granted and conferred, Beneficiary may, to the extent permitted by applicable law, include in such sale any fixtures included in the Trust Property and relating to such real property.

            21.   ADDITIONAL REMEDIES.

                  (a) Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it shall deem advisable to protect and enforce its rights against Trustor and in and to the Trust Property or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary or Trustee (i) enter into or upon the Real Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat,
(B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property, (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Trust Property and every part thereof and (E) apply the receipts from the Trust Property to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorneys' fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary and Trustee and their counsel, agents and employees, or (ii) institute proceedings for the complete foreclosure of this Deed of Trust in which case the Trust Property may be sold for cash or upon credit in one or more parcels, or (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Indebtedness not then due, or (iv) sell for cash or upon credit the Trust Property or any part thereof and all or any part of any estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of or estate in the Trust Property, or (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or (vi) recover judgment on the Note or any Guaranty either before, during or after any proceedings for the enforcement of this Deed of Trust or (vii) pursue such other remedies as Beneficiary may have under applicable law.

                  (b) The purchase money proceeds or avails of any sale made under or by virtue of this Paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this Paragraph or otherwise, shall be applied as follows:

            FIRST: To the payment of the costs and expenses of any such sale, including reasonable compensation to Beneficiary and Trustee, their agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Beneficiary or Trustee under this Deed of Trust, together with interest as provided herein on all advances made by Beneficiary or Trustee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Trust Property shall have been sold.

            SECOND:     To the payment of the whole amount then due,  owing or
unpaid upon the Note for principal, together with any and all applicable interest, fees and late charges.

            THIRD:            To the payment of any other sums  required to be
paid by Trustor pursuant to any provision of this Deed of Trust or of the Note or of the Guaranty.

            FOURTH:     To the payment of the surplus,  if any, to  whomsoever
may be lawfully entitled to receive the same.

Beneficiary and any receiver of the Trust Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

                  (c) Beneficiary or Trustee may adjourn from time to time any sale by Beneficiary or Trustee to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                  (d) Upon the completion of any sale or sales made by Beneficiary or Trustee under or by virtue of this Paragraph, Beneficiary or Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary and Trustee are each hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary and/or Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Trustor.

                  (e) In the event of any sale made under or by virtue of this Paragraph (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Note, this Deed of Trust, any Guaranty or any other Loan Document to the contrary notwithstanding, become due and payable.

                  (f) Upon any sale made under or by virtue of this Paragraph (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

                  (g) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent, the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

            22. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Trustor fails to make any payment or to do any act as herein provided, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Without limiting the foregoing, Beneficiary or its agents may enter upon the Trust Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Trust Property, and the cost and expense thereof (including, without limitation, attorneys' fees and disbursements to the extent permitted by law), with interest as provided in this Paragraph, shall be immediately due and payable to Beneficiary upon demand by Beneficiary therefor. All such costs and expenses incurred by Beneficiary or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the rate specified in the Note, for the period from the date that such cost or expense was incurred to the date of payment to Beneficiary. All such costs and expenses, together with interest thereon at the Rate specified in the Note, shall be added to the Indebtedness and shall be secured by this Deed of Trust. If the principal sum of the Note or any other amount required to be paid on the Maturity Date under the Note shall not be paid on the Maturity Date, interest shall thereafter be computed and paid at the Rate specified in the Note.

            23.   [INTENTIONALLY OMITTED]

            24.   [INTENTIONALLY OMITTED]

            25. PREPAYMENT. The Indebtedness may be prepaid only in accordance with the terms of the Note.

            26. APPOINTMENT OF RECEIVER. Beneficiary, upon the occurrence of an Event of Default or in any action to foreclose this Deed of Trust or upon the actual or threatened waste to any part of the Trust Property, shall be entitled to the appointment of a receiver without notice and without regard to the value of the Trust Property as security for the Indebtedness or the solvency or insolvency of any person liable for the payment of the Indebtedness.

            27.   SECURITY AGREEMENT.

                  (a) This Deed of Trust is both a real property Deed of Trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor, by executing and delivering this Deed of Trust grants to Beneficiary, as security for the Indebtedness, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform Commercial Code (such portion of the Trust Property so subject to the Uniform Commercial Code being called in this Paragraph the "COLLATERAL"). Trustor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and further assurances as Beneficiary may from time to time, reasonably request in order to create, perfect, and preserve the security interest(s) herein granted. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code and shall cover all items of the Collateral that are or are to become fixtures. Information concerning the security interest(s) herein granted may be obtained from Beneficiary upon request.

                        If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees and disbursements, reasonably incurred or paid by Beneficiary in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary or Trustee with respect to the Collateral sent to Trustor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Indebtedness in such priority and proportions as Beneficiary in its discretion shall deem proper.

                        Trustor shall notify Beneficiary and Trustee of any change in name, identity or structure of Trustor and shall promptly execute, file and record, at its sole cost and expense, such Uniform Commercial Code forms as are necessary to maintain the priority of the lien of Beneficiary and Trustee upon and security interest in the Collateral. In addition, Trustor shall promptly execute, file and record such additional Uniform Commercial Code forms or continuation statements as Beneficiary or Trustee shall deem necessary and shall pay all expenses and fees in connection with the filing and recording thereof, provided that no such additional documents shall increase the obligations of Trustor under the Note, this Deed of Trust or the other Loan Documents. Trustor hereby grants to Beneficiary and Trustee an irrevocable power of attorney, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary or Trustee, as secured party, in connection with the Collateral covered by this Deed of Trust.

                  (b) That portion of the Trust Property consisting of personal property and equipment, shall be owned by Trustor and shall not be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than Trustor nor shall Trustor create or suffer to be created any security interest covering any such property as it may from time to time be replaced, other than the security interest created herein.

            28.   AUTHORITY.

                  (a) Trustor has full power, authority and legal right to execute this Deed of Trust, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, hypothecate and assign, and grant a security interest in the Trust Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor's part to be performed.

                  (b) Trustor represents and warrants to Beneficiary that Trustor is not a "foreign person" and covenants with Beneficiary that Trustor will not, throughout the term of the Note, become a "foreign person" within the meaning of ss.1445 and ss.7701 of the Internal Revenue Code of 1986, (26 USC ss.ss.1445, 7701) and the related Treasury Department regulations, includiNg, without limitation, temporary regulations (hereinafter collectively the "Code"); that is, such Trustor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code.

            29. ACTIONS AND PROCEEDINGS. Beneficiary and Trustee shall have the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary or Trustee, in their discretion, shall decide should be brought to protect their interest(s) in the Trust Property.

            30. WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TRUSTOR HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BENEFICIARY AND, TO THE EXTENT PERMITTED BY LAW, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER, OR IN ANY COUNTERCLAIM ASSERTED BY BENEFICIARY AGAINST TRUSTOR OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS DEED OF TRUST, THE NOTE, ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS.

            31. FURTHER ACTS, ETC. Trustor will, at the sole cost of Trustor, and without expense to Beneficiary or Trustee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary or Trustee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary and Trustee the property and rights hereby mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary and Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver within five (5) business days after request of Beneficiary or Trustee, and if Trustor fails to so deliver, hereby authorizes Beneficiary and Trustee thereafter to execute in the name of Trustor without the signature of Trustor to the extent Beneficiary and Trustee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Trust Property. Trustor grants to Beneficiary and Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary and Trustee at law and in equity, including without limitation such rights and remedies available to Beneficiary and Trustee pursuant to this PARAGRAPH 31.

            32. RECORDING OF DEED OF TRUST, ETC. Trustor forthwith upon the execution and delivery of this Deed of Trust, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property, to be filed, registered or recorded, and thereafter from time to time, each such other instrument of further assurance to be filed, registered or recorded, all in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest(s) of Beneficiary and Trustee in, the Trust Property. Trustor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the making, execution, delivery and/or recording of this Deed of Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making, execution, delivery and/or recording of this Deed of Trust, any Deed of Trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance.

            33. USURY LAWS. This Deed of Trust and the Note are subject to the express condition that at no time shall Trustor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Trustor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the Note, Trustor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note and the principal balance of the Note shall be reduced by such amount in the inverse order of maturity.

            34. SOLE DISCRETION OF BENEFICIARY. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise specifically provided herein.

            35. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

            36. MARSHALLING AND OTHER MATTERS. Trustor waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

            37. WAIVER OF NOTICE. Trustor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Trustor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and Trustor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Trustor.

            38. REMEDIES OF TRUSTOR. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or the other Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Trustor's remedies shall be limited to injunctive relief or declaratory judgment.

            39. REPORTING REQUIREMENTS. At the request of Beneficiary, Trustor shall supply or cause to be supplied to Beneficiary either (a) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Trustor's attorney or other person responsible for the preparation of such form, together with a certificate from the person who prepared such form to the effect that such form has, to the best of such person's knowledge, been accurately prepared and that such person will timely file such form or (b) a certification from Trustor that the Loan is a refinancing of the Trust Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Trustor hereby indemnifies, defends and holds Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, attorneys' fees and disbursements and costs incurred in the investigation, defense and settlement of claims) that Beneficiary may incur, directly or indirectly, as a result of or in connection with the assertion against Beneficiary of any claim relating to the failure of Beneficiary to comply with this Paragraph.

            40.   HAZARDOUS WASTE.

                  (a) Trustor represents and warrants that, to the best of its knowledge, except as set forth in the Phase 1 Environmental Engineering Report obtained by Trustor for the benefit of Beneficiary in connection herewith, (i) the Trust Property is now, and at all times during Trustor's ownership thereof has been free of contamination from any substance, material or waste identified as toxic or hazardous according to any federal, state or local law, rule, regulation or order (any federal, state or local law, rule, regulation or order governing or regulating in any way the discharge, generation, removal, transportation, storage or handling of toxic or hazardous substances, materials or waste hereinafter referred to as "ENVIRONMENTAL LAWS"), including, without limitation, any pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which now or hereafter may cause or constitute a health, safety or other environmental hazard to any person or property (any such substance together with any substance, material or waste identified as toxic or hazardous under any Environmental Law now in effect or hereinafter enacted shall be referred to herein as "HAZARDOUS WASTE") (other than maintenance and cleaning supplies which (x) are ordinarily and customarily used in the maintenance of residential property and (y) are used, stored, disposed of and handled in compliance with and in quantities permitted by Environmental Laws), (ii) Trustor has not caused or suffered to occur any discharge, spill, uncontrolled loss or seepage of any petroleum or chemical product or any Hazardous Waste onto any property adjoining the Trust Property and (iii) neither the Trustor nor, to the best of Trustor's knowledge, any tenant or occupant of all or part of the Trust Property is now or has been involved in operations at the Trust Property which could lead to liability for Trustor or any other owner of the Trust Property or the imposition of a lien on the Trust Property under any Environmental Law.

                  (b) At its sole cost and expense, Trustor shall comply with and shall put into effect regulations requiring all tenants and other occupants of the Trust Property to comply with all Environmental Laws now in effect or hereafter enacted with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Waste. Trustor shall promptly notify Beneficiary if Trustor shall become aware of any Hazardous Waste on or near the Trust Property and/or if Trustor shall become aware that the Trust Property is in violation of any Environmental Laws and/or if Trustor shall become aware of any condition on or near the Trust Property which shall pose a material threat to the health, safety or welfare of humans. Trustor shall promptly remove all Hazardous Waste from the Trust Property (other than maintenance and cleaning supplies which (i) are ordinarily and customarily used in the maintenance of residential property and (ii) are used, stored, disposed of and handled in compliance with and in quantities permitted by Environmental
Laws) in accordance with (x) the recommendations set forth in the report, if any, of an environmental engineer acceptable to Beneficiary with respect to such removal and (y) all applicable federal, state and local laws, statutes, rules and regulations. Trustor shall pay immediately when due the cost of removal of any Hazardous Waste required to be removed hereunder and shall keep the Trust Property free of any lien imposed pursuant to any Environmental Laws now in effect or hereinafter enacted.

                  (c) Trustor grants Beneficiary and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to (i) enter the Trust Property to conduct testing if, in the good faith judgment of Beneficiary, reasonable cause exists for the performance of an environmental inspection or audit of the Trust Property and, (ii) if Trustor shall fail to do so after notice from Beneficiary, to remove any Hazardous Waste, and the costs of such testing and removal shall immediately become due to Beneficiary and shall be secured by this Deed of Trust. Trustor, promptly upon the request of Beneficiary, from time to time, but not more frequently than once in any calendar year, shall provide Beneficiary with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form and content reasonably satisfactory to Beneficiary, provided that Trustor shall only be required to provide such assessment or report if (x) an Event of Default shall exist or (y) in the good faith judgment of Beneficiary, reasonable cause exists for the performance of such inspection or audit. Trustor shall maintain the integrity of all storage tanks and drums on or under the Trust Property during the term of the Loan in compliance with all Environmental Laws now in effect or hereinafter enacted. Trustor shall follow an operation and maintenance program with respect to all storage tanks and drums on or under the Trust Property, which program has been approved in writing by Beneficiary.

                  (d) Trustor shall indemnify and hold harmless Beneficiary and Trustee and their respective employees, directors, officers, agents and "control persons" within the meaning of the Securities Act and the Exchange Act from and against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Beneficiary or such other persons may incur as a result of or in connection with the assertion against Beneficiary (whether as beneficiary of this Deed of Trust, as mortgagee in possession or as owner of the Trust Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) of any claim relating to the presence or removal of any Hazardous Waste or compliance with any Environmental Laws now in effect or hereinafter enacted; provided, however, that this indemnity shall not apply if Trustor can prove that (i) the contamination of the Trust Property was caused solely by actions, conditions or events that occurred after the date that the Beneficiary (or purchaser at a foreclosure sale) actually acquired title to the Trust Property and (ii) the contamination was not caused by the actions of Trustor. The obligations and liabilities of Trustor under this Paragraph shall survive full payment of the Loan, entry of a judgment of foreclosure or acceptance of a deed in lieu of foreclosure.

            41. ASBESTOS. Trustor shall not install or permit to be installed in the Trust Property, friable asbestos or any substance containing asbestos. With respect to any such material currently present in the Trust Property, Trustor, at Trustor's expense, shall promptly comply with and shall cause all occupants of the Trust Property to comply with all present and future applicable federal, state or local laws, rules, regulations or orders relating to asbestos, friable asbestos and asbestos containing materials. In the event any asbestos, friable asbestos or asbestos containing material is discovered at the Trust Property, Trustor shall obtain a comprehensive asbestos report prepared by a licensed engineer or asbestos consultant reasonably acceptable to Beneficiary describing the form, extent, location and condition of such asbestos and recommending methods of removal or abatement. Trustor shall promptly comply at its sole cost and expense with those recommendations contained in such report which are necessary to remove or encapsulate any asbestos which in the opinion of such engineer or consultant is, or is reasonably likely to become, friable or otherwise to bring the Trust Property into compliance with applicable federal, state and local laws, rules and regulations, with such compliance to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. Trustor shall indemnify Beneficiary and hold Beneficiary harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Beneficiary may incur as a result of or in connection with the assertion against Beneficiary (whether as beneficiary of the Deed of Trust, as mortgagee in possession, or as owner of the Trust Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) of any claim relating to the presence or removal of any asbestos substance referred to in this Paragraph, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto; provided, however, that this indemnity shall not apply if Trustor can prove that (i) the contamination of the Trust Property was caused solely by actions, conditions or events that occurred after the date that the Beneficiary (or purchaser as foreclosure sale) actually acquired title to the Trust Property and (ii) the contamination was not cause by the actions of the Trustor. The obligations and liabilities of Trustor under this Paragraph shall survive full payment of the Loan, entry of a judgment of foreclosure or a deed in lieu of foreclosure.

            42. BANKRUPTCY OR INSOLVENCY. In the event that Trustor or any Guarantor or, if Trustor or any Guarantor is a general or limited partnership, any general partner of any such entity (a) admits in writing its inability to pay its debts generally as they become due, or does not pay its debts generally as they become due, (b) commences as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seeks or consents to the appointment of a receiver, conservator, trustee, custodian, manager, liquidator or similar official for it or the whole or any substantial part of its property, (c) has a receiver, conservator, trustee, custodian, manager, liquidator, or similar official appointed for it or the whole or any substantial part of its property, by any governmental authority with jurisdiction to do so, (d) makes a proposal or any assignment for the benefit of its creditors, or enters into an arrangement or composition or similar plan or scheme with or for the benefit of creditors generally occurring in circumstances in which such entity is unable to meet its obligations as they become due or (e) has filed against it any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law which (i) is consented to or not timely contested by such entity, (ii) results in the entry of an order for relief, appointment of a receiver, conservator, trustee, custodian, manager, liquidator or similar official for such entity or the whole or any substantial part of its property or (iii) is not dismissed within sixty (60) days, an Event of Default shall have occurred and as a result, the entire principal balance of the Note and all obligations under any Guaranty shall become immediately due and payable at the option of Beneficiary without notice to Trustor or any Guarantor and Beneficiary may exercise any remedies available to it hereunder, under any other Loan Document, at law or in equity.

            43. COMPLIANCE WITH ERISA AND STATE STATUTES ON GOVERNMENTAL PLANS.

                  (a) Trustor represents and warrants that, as of the date of this Deed of Trust and throughout the term of this Deed of Trust, (i) Trustor is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and (ii) the assets of such Trustor do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. ss. 2510.3-101.

                  (b) Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust and throughout the term of this Deed of Trust (i) Trustor is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Trustor or any Trustor are not subject to state statues regulating investments of and fiduciary obligations with respect to governmental plans.

                  (c) Trustor covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Deed of Trust, as requested by Beneficiary in its sole discretion, that (i) Trustor is not an "employee benefit plan" or a "governmental plan", (ii) Trustor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Trustor are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

                  (B) Less than 25 percent of all equity interests in such Trustor are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

                  (C) Trustor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3.-101 (c) or (e).

                  (d) Any of the following shall constitute an Event of Default under this Deed of Trust, entitling Beneficiary to exercise any and all remedies to which it may be entitled under this Deed of Trust, and any other Loan Documents (i) the failure of any representation or warranty made by any Trustor under this Paragraph to be true and correct in all respects, (ii) the failure of any Trustor to provide Beneficiary with the written certifications and evidence referred to in this Paragraph or (iii) the consummation by Trustor or any one Trustor of a transaction which would cause this Deed of Trust or any exercise of Beneficiary's rights under this Deed of Trust, or the other Loan Documents to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute regulating governmental plans, or otherwise subjecting Beneficiary to liability for violation of ERISA or such state statute.

                  (e) Trustor shall indemnify and defend and hold harmless Beneficiary and its employees, directors, officers, agents and "control persons" within the meaning of the Securities Act and the Exchange Act from and against all civil penalties, excise taxes, or other loss, cost, damage and expense (including, without limitation, attorneys' fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion) that Beneficiary or such other persons may incur, directly or indirectly, as a result of a default under this PARAGRAPH 43. This indemnity shall survive any termination, satisfaction or foreclosure of this Deed of Trust.

            44. ASSIGNMENTS. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

            45. COOPERATION. Trustor acknowledges that Beneficiary and its successors and assigns may (a) sell this Deed of Trust, the Note and other Loan Documents to one or more investors as a whole loan, (b) participate the Loan to one or more investors, (c) deposit this Deed of Trust, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets or (d) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses
(a) through (d) are hereinafter referred to as "SECONDARY MARKET TRANSACTIONS"). Trustor shall cooperate in good faith with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by the Rating Agencies involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agencies and addressing such matters as the Rating Agencies may require; PROVIDED, HOWEVER, that Trustor shall not be required to modify any documents evidencing or securing the Loan which would modify (i) the interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the amortization of principal of the Note or (iv) any other material economic term of the Loan. Trustor shall provide such information and documents relating to Trustor, Guarantor, if any, and the Trust Property as Beneficiary may reasonably request in connection with a Secondary Market Transaction. Beneficiary shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Trustor, the Guarantor, if any, and the Trust Property. Trustor acknowledges that certain information regarding the Loan and the parties thereto and the Trust Property may be included in a private placement memorandum, prospectus or other disclosure documents.

            46. EXCULPATION. Notwithstanding anything to the contrary contained herein, any claim based on or in respect of any liability of Trustor under the Note or under this Deed of Trust or any other Loan Document shall be enforced only against the property and assets of Trustor and not against any separate property or assets of any partner in or of Trustor. Nothing herein shall be deemed (x) to impair the validity of the indebtedness secured by this Deed of Trust; (y) to impair the right of Beneficiary as Beneficiary or secured party to commence an action to foreclose any lien or security interest; or (z) to modify, diminish or discharge the liability of any guarantor under any guaranty.

            47. NOTICES. Any notice, demand, statement, request or consent made hereunder shall be effective and valid if given in writing and otherwise in accordance with the Indenture to the addresses set forth therein for Trustor and Beneficiary or, with respect to a notice to the Trustee hereunder, to the address set forth on the first page hereof (or to such other address as Trustee may by notice to the other parties specify).

            48. NON-WAIVER. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Trustor shall not be relieved of Trustor's obligations hereunder by reason of (a) failure of Beneficiary to comply with any request of Trustor or any Guarantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note, any Guaranty or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Indebtedness or portion thereof or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, any Guaranty, this Deed of Trust or the other Loan Documents. Beneficiary may resort for the payment of the Indebtedness to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded by law.

            49. JOINT AND SEVERAL LIABILITY. If there is more than one party comprising Trustor, then the obligations and liabilities of each party under this Deed of Trust shall be joint and several.

            50. SEVERABILITY. If any term, covenant or condition of the Note, any Guaranty or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note, any Guaranty and this Deed of Trust shall be construed without such provision.

            51. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

            52. INDEMNITY AND BENEFICIARY'S COSTS. Trustor agrees to pay all costs, including, without limitation, attorneys' fees and expenses, incurred by Beneficiary or Trustee in enforcing the terms hereof and/or the terms of any of the other Loan Documents or the Note or any Guaranty, whether or not suit is filed and waives to the full extent permitted by law all right to plead any statute of limitations as a defense to any action hereunder. Trustor agrees to indemnify and hold Beneficiary and Trustee and their respective employees, directors, officers, agents and "control persons" within the meaning of the Securities Act and the Exchange Act harmless from any and all liability, loss, damage or expense (including, without limitation, attorneys' fees and disbursements) that Beneficiary or Trustee or their respective employees, directors, officers, agents and "control persons" within the meaning the Securities Act and the Exchange Act may or might incur hereunder or in connection with the enforcement of any of their rights or remedies hereunder, any action taken by Beneficiary or Trustee hereunder, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Beneficiary or Trustee or their respective employees, directors, officers, agents and "control persons" within the meaning the Securities Act and the Exchange Act arising out of the Trust Property; and should Beneficiary or Trustee or their respective employees, directors, officers, agents and "control persons" within the meaning the Securities Act and the Exchange Act incur any such liability, loss, damage or expense, the amount thereof with interest thereon at the Rate specified in the Note shall be payable by Trustor immediately without demand, shall be secured by this Deed of Trust, and shall be a part of the Indebtedness. Notwithstanding anything herein to the contrary, Trustor shall not be obligated to indemnify and hold Beneficiary or Trustee harmless with respect to any loss, liability or damage resulting from the indemnified party's gross negligence or willful misconduct.

            53. CERTAIN DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form. The word "TRUSTOR" shall mean Trustor and/or any subsequent owner or owners of the Trust Property or any part thereof or interest therein. The word "BENEFICIARY" shall mean Beneficiary or any subsequent holder of the Note. The word "TRUSTEE" shall mean Trustee and any successor or substitute Trustee. The word "GUARANTY" shall mean any Environmental Indemnity or any other Guaranty or Indemnity given at any time to or for the benefit of Beneficiary in connection with the Loan. The word "GUARANTOR" shall mean any person giving or making any Guaranty. The word "NOTE" shall mean the Note or any other evidence of indebtedness secured by this Deed of Trust. The words "LOAN DOCUMENTS" shall mean the Note, this Deed of Trust, the Indenture, the Bond Indenture Supplement (as defined in the Indenture), the Cash Collateral Agreement (as defined in the Indenture), the loan agreement, if any, between Trustor and Beneficiary, the security agreement, if any, between Trustor and Beneficiary, the assignment of leases and rents, if any, made by Trustor to Beneficiary, the assignment of contracts, if any, made by Trustor to Beneficiary, all Guaranties, if any, made to Beneficiary, any other Deed of Trust or deed of trust securing the Note and any other agreement, instrument, affidavit or document executed by Trustor or any Guarantor and delivered to Beneficiary in connection with the Loan. The word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity. The words "TRUST PROPERTY" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

            54. NO ORAL CHANGE. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Trustor or any one Trustor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            55. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            56. ADDRESS OF REAL PROPERTY. The street address of the Real Property is the address set forth on the cover page of this Deed of Trust.

            57. WIRE TRANSFER. All payments of principal and interest and other amounts due under this Deed of Trust shall be paid to Beneficiary by wire transfer of immediately available funds to such bank or place, or in such manner, as Beneficiary may from time to time designate.

            58.   PUBLICITY.   Trustor   agrees  that   Beneficiary,   at  its
expense, may publicize the financing of the Trust Property in trade and similar publications.

            59. RELATIONSHIP. The relationship of Beneficiary to Trustor under this Deed of Trust is strictly and solely that of lender and borrower and nothing contained in this Deed of Trust or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed to create, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Trustor other than that of lender and borrower.

            60. HOMESTEAD. Trustor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Indebtedness, or any part hereof.

            61. NO THIRD PARTY BENEFICIARIES. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

            62. ENTIRE AGREEMENT. This Deed of Trust, the Note and the other Loan Documents constitute the entire agreement among Trustor and Beneficiary with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

            63. GOVERNING LAW; CONSENT TO JURISDICTION. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH THE TRUST PROPERTY IS LOCATED WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. EACH TRUSTOR, ENDORSER AND GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH TRUSTOR'S, ENDORSER'S OR GUARANTOR'S OBLIGATIONS HEREUNDER, UNDER THE NOTE, THE GUARANTY AND THE OTHER LOAN DOCUMENTS, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF SUCH TRUSTOR, ENDORSER OR GUARANTOR. EACH TRUSTOR, ENDORSER AND GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST, THE NOTE, ANY GUARANTY OR ANY OTHER LOAN DOCUMENT, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS DEED OF TRUST, THE NOTE, THE GUARANTY AND/OR ANY OF THE OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, TRUSTOR, ENDORSER AND GUARANTOR AGREE THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER SUCH TRUSTOR, ENDORSER OR GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON SUCH TRUSTOR, ENDORSER OR GUARANTOR AT THE ADDRESS SET FORTH ON THE FIRST PAGE HEREOF.

            64. HANDICAPPED ACCESS. Trustor agrees that the Trust Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "ACCESS LAWS"). Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary's approval of alterations of the Trust Property, Trustor shall not alter (or approve the alteration of) the Trust Property in any manner which would increase Trustor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary, which shall not be unreasonably withheld but may be condition upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Beneficiary. Trustor shall give prompt notice to Beneficiary of the receipt by Trustor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

            65. MANAGEMENT OF THE TRUST PROPERTY. The Management Agreement dated November 21, 1997 (the "MANAGEMENT AGREEMENT") between Trustor and Mid-America Apartments, L.P. ("MANAGER") pursuant to which Manager operates the Trust Property (a true, correct and complete copy of which has been delivered to Beneficiary) is in full force and effect and there is no default or violation by any party thereunder. Trustor shall maintain the Management Agreement for the operation of the Trust Property in full force and effect and timely perform all of Trustor's obligations thereunder and shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Trust Property with Manager or any other party without the express written consent of Beneficiary, which consent shall not be unreasonably withheld. Trustor will enter into and cause the Manager (or any new manager) to enter into an agreement in form satisfactory to Beneficiary assigning and subordinating the Manager's interest in the Trust Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Beneficiary. Upon an Event of Default, Trustor at Beneficiary's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the Manager with a Manager approved by Beneficiary. In addition, if, at any time, the Debt Service Coverage Ratio (as defined in the Indenture) shall be less than 1.15 to 1.0, Trustor, at Beneficiary's request, shall terminate the Management Agreement and replace the Manager with a new manager reasonably acceptable to Beneficiary.

            66. CASH MANAGEMENT AGREEMENT. Trustor shall, on the date hereof, enter into one or more cash collateral, clearing account and/or lockbox agreements acceptable to Beneficiary between Trustor, Manager, Beneficiary and one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT") pursuant to which (a) Trustor shall open an account into which all revenues from the Property shall be deposited and (b) separate accounts shall be established in Beneficiary's name for the Tax and Insurance Escrow Fund and the Replacement Escrow Fund into which payments to the Tax and Insurance Escrow Fund and Replacement Escrow Fund, respectively, if, as and when required hereunder. Each such account shall be under the sole dominion and control of Beneficiary. Neither the Cash Management Agreement or any such account shall alter or diminish in any way Trustor's obligation to make timely payment and deposits of all sums required to be paid or deposited under any Loan Document. Trustor shall pay all costs and expenses required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Indebtedness in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Indebtedness.

            67. CONTEMPORANEOUS MORTGAGES. The Indebtedness secured by this Deed of Trust is also secured by mortgages, deeds of trust and/or deeds to secure debt of even date herewith given by Trustor for the benefit of Beneficiary (the "CONTEMPORANEOUS MORTGAGES") covering twenty-five (25) other parcels of real property owned by Trustor (collectively, the "OTHER MORTGAGED PROPERTY"). The Contemporaneous Mortgages will secure the Indebtedness and the performance of the other covenants and agreements of Trustor set forth in the Indenture and the Loan Documents. Trustor shall observe and perform all of the terms, conditions and covenants contained in the Contemporaneous Mortgages and any Event of Default under any Contemporaneous Mortgage shall be an Event of Default hereunder. Upon the occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust and/or any Contemporaneous Mortgage against the Trust Property or any Other Mortgaged Property in one or more parcels in and such manner and order as Beneficiary shall elect. Trustor hereby irrevocably waives and releases, to the extent permitted by law, whether now or hereafter in force, any right to have the Trust Property or any Other Mortgaged Property marshalled upon any foreclosure of, or exercise of any power of sale under, this Deed of Trust or any Contemporaneous Mortgage. The Contemporaneous Mortgages shall each be a Loan Document for all purposes hereunder.

            68. RELEASE. Notwithstanding anything to the contrary contained herein, the Trust Property shall be released from this Deed of Trust in accordance with the terms and provisions of the Indenture.

            69. CERTAIN RIGHTS OF BENEFICIARY. For so long as Beneficiary shall be acting as trustee for the holder of the Note pursuant to the Indenture and shall not be the holder of the Note:

            (a) Beneficiary may appoint a servicer in accordance with the Indenture to perform certain actions which Beneficiary may be required or permitted to take under the Loan Documents and Trustor shall be responsible for the reasonable charges and expenses of such servicer.

            (b) Wherever pursuant to this Deed of Trust or any other Loan Document, Beneficiary shall have a right or may be obligated to approve or disapprove any matter or thing, or to determine whether any matter or thing is satisfactory or not satisfactory, or to make any other determination, estimation or evaluation, or to take or refrain from taking any action, Beneficiary shall have the right to engage, at the sole cost and expense of Borrower, such consultants, accountants, attorneys or other third parties as Beneficiary shall in good faith deem necessary or desirable to advise it or assist it in the exercise of such right or obligation.

            (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, Beneficiary shall not be obligated to approve or disapprove any matter or thing, or to determine whether any matter or thing is satisfactory or not satisfactory, or to make any other determination, estimation or evaluation, or to take or refrain from taking any action, or otherwise exercise any discretion with respect to the Mortgaged Property unless such action by Beneficiary is permitted or required under the Indenture.

            70. TITLE ACTS BY TRUSTEE. At any time upon written request of Beneficiary, payment of its fees and presentation of this Deed of Trust and the Note for endorsement (in case of full reconveyance, for cancellation and retention), without affecting the liability of any person for the payment of the Indebtedness, Trustee shall (a) consent to the making of any map or plat of the Trust Property, (b) join in granting any easement or creating any restriction thereon, (c) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge thereof or (d) reconvey, without warranty, all or any part of the Trust Property. The Trustee in any reconveyance may be described as the "person or persons legally entitled thereto", and the recitals therein of any matters or facts shall be conclusive proof of the truthfulness thereof. Trustor agrees to pay a reasonable Trustee's fee for full or partial reconveyance, together with a recording fee if Trustee, at its option, elects to record said reconveyance.

            71. SUCCESSOR TRUSTEE. At the option of Beneficiary, with or without any reason, a successor or substitute trustee may be appointed by Beneficiary without any formality other than a designation in writing of a successor or substitute trustee, who shall thereupon become vested with and succeed to all the powers and duties given to Trustee herein named, the same as if the successor or substitute trustee had been named original Trustee herein; and such right to appoint a successor or substitute trustee shall exist as often and whenever Beneficiary desires.

            72. AUTHORIZATION REGARDING TRUSTEE. Trustee (and any successor or substitute trustee) may act hereunder and may sell and convey the Trust Property, or any part thereof, although the Trustee (or successor or substitute trustee) has been, may now be, or is hereafter the attorney or agent of Beneficiary with respect to the Loan, or with respect to any other matter or business whatsoever.

                       PART II - STATE SPECIFIC PROVISIONS




                            [Signature Page Follows]

            IN WITNESS WHEREOF, Trustor has duly executed and delivered this Deed of Trust as of the day and year first above written.

                                    MID-AMERICA CAPITAL PARTNERS, L.P.

                                    By:  MAACP, Inc.
                                         its general partner


                                       By
                                        Name:  Simon R. C. Wadsworth
                                        Title: President


            [ACKNOWLEDGMENT]

                                   SCHEDULE A
                               DESCRIPTION OF LAND